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                                                                   EXHIBIT 24(a)


                                  POWER OF ATTORNEY

                          Directors and Certain Officers of
                                       TRW Inc.


     THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint M. A. Coyle, J. C. Diggs, J. Powers, K. A. Weigand and J. L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), an Annual Report on Form 10-K for the year ended December 31, 1995 relating to TRW Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take such other action deemed necessary or appropriate to effect the filing of such documents.


     EXECUTED the dates set forth below.



/s/ J. T. Gorman           /s/ P. S. Hellman           /s/ C. G. Miller
-----------------------    -----------------------     -------------------------
J. T. Gorman,              P. S. Hellman,              C. G. Miller,
Chairman of the Board,     President,                  Executive Vice President,
Chief Executive Officer    Chief Operating Officer     Chief Financial Officer
and Director               and Director                and Controller
February 7, 1996           February 7, 1996            February 7, 1996



/s/ M. H. Armacost         /s/ M. Feldstein            /s/ R. M. Gates
------------------------   ----------------------      -------------------------
M. H. Armacost, Director   M. Feldstein, Director      R. M. Gates, Director
February 7, 1996           February 7, 1996            February 7, 1996



/s/ C. H. Hahn             /s/ G. H. Heilmeier         /s/ K. N. Horn
--------------------       -------------------------   -------------------------
C. H. Hahn, Director       G. H. Heilmeier, Director   K. N. Horn, Director
February 7, 1996           February 7, 1996            February 7, 1996



/s/ E. B. Jones            /s/ W. S. Kiser             /s/ D. B. Lewis
---------------------      ---------------------       ---------------------
E. B. Jones, Director      W. S. Kiser, Director       D. B. Lewis, Director
February 7, 1996           February 7, 1996            February 7, 1996



/s/ J. T. Lynn             /s/ R. W. Pogue
---------------------      ---------------------
J. T. Lynn, Director       R. W. Pogue, Director
February 7, 1996           February 7, 1996